     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1999

                                                      REGISTRATION NO. 333-73295
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           -------------------------

                             SILKNET SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            02-0478949
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                           -------------------------

                             SILKNET SOFTWARE, INC.

                            50 PHILLIPPE COTE STREET
                 MANCHESTER, NEW HAMPSHIRE 03101 (603) 625-0070
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           -------------------------

              JAMES C. WOOD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             SILKNET SOFTWARE, INC.
                            50 PHILLIPPE COTE STREET
                        MANCHESTER, NEW HAMPSHIRE 03101
                                 (603) 625-0070
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

                   JOHN HESSION, ESQ.                                    PATRICK J. RONDEAU, ESQ.
                BRIAN D. GOLDSTEIN, ESQ.                                    HALE AND DORR LLP
            TESTA, HURWITZ & THIBEAULT, LLP                                  60 STATE STREET
                    125 HIGH STREET                                    BOSTON, MASSACHUSETTS 02109
              BOSTON, MASSACHUSETTS 02110                                     (617) 526-6000
                     (617) 248-7000

                           -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                           -------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                EXPLANATORY NOTE

     This Amendment No. 1 has been filed for the sole purpose of filing additional exhibits to the Registration Statement.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses (other than underwriting discounts and commissions) payable in connection with the sale of the common stock offered hereby are as follows:

SEC registration fee........................................  $  9,591
NASD filing fee.............................................     3,950
Nasdaq National Market listing fee..........................         *
Printing and engraving expenses.............................         *
Legal fees and expenses.....................................         *
Accounting fees and expenses................................         *
Blue Sky fees and expenses (including legal fees)...........         *
Transfer agent and registrar fees and expenses..............         *
Miscellaneous...............................................         *
                                                              --------
          Total.............................................  $      *
                                                              ========

---------------

* To be filed by Amendment.

     Silknet will bear all expenses shown above.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and Silknet's Certificate of Incorporation and By-Laws provide for indemnification of Silknet's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Silknet and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to Silknet's Certificate of Incorporation and By-Laws filed as Exhibits 3.01 and 3.02 hereto, respectively.

     The Underwriting Agreement provides that the Underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of Silknet against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 hereto.

     In addition, Silknet has an existing directors and officers liability insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In the three years preceding the filing of this registration statement, Silknet has issued the following securities that were not registered under the Securities Act:

          (a) Issuances of Capital Stock.

     In October 1996, Silknet issued and sold an aggregate of 2,900 shares of common stock for services valued at $2,900.

     In October 1996, Silknet issued and sold an aggregate of 2,364,584 shares of its Series A Preferred Stock for an aggregate of $2,270,000.

     In June 1997, Silknet issued and sold an aggregate of 2,500,000 shares of its Series B Preferred Stock for an aggregate of $5,000,000.

     In May 1998, Silknet issued and sold an aggregate of 3,081,657 shares of its Series C Preferred Stock for an aggregate of $10,779,989.74. In June 1998, Silknet sold an additional 7,500 shares of Series C Preferred Stock for an aggregate purchase price of $26,235.88.

     In February 1999, Silknet issued and sold an aggregate of 1,205,913 shares of its Series D Preferred Stock for an aggregate purchase price of $8,832,238.26.

     Each share of Silknet's Series A, Series B, Series C and Series D Preferred Stock will automatically convert into one share of common stock upon the closing of this offering.

          (b) Issuances of Notes and Warrants

     In May 1996, Silknet issued one note in the principal amount of $125,000 and a warrant to purchase an aggregate of 125,000 shares of common stock at an exercise price of $1.00 per share. In July 1996, Silknet issued an additional note in the principal amount of $125,000 and a warrant to purchase an aggregate of 125,000 shares of common stock at an exercise price of $1.00 per share.

     In June 1997 Silknet issued six warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $2.20 per share.

          (c) Exercises of Stock Options

     From January 1996 to January 1999, Silknet issued 178,795 shares of common stock at exercise prices ranging from $1.00 to $1.75 for an aggregate purchase price of $179,467 pursuant to exercise of employee options.

     No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of the exercise of options to purchase common stock, Rule 701 under the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    1.01*     Form of Underwriting Agreement.
    3.01+     Certificate of Incorporation of Silknet.
    3.02+     By-laws of Silknet.
    4.01*     Specimen Certificate for shares of Silknet's Common Stock.
    4.02+     Description of Capital Stock (contained in the Certificate of Incorporation filed as Exhibit 3.01).
    4.03+     Form of Warrant Agreement dated as of May 17, 1996 between
              Silknet and Zero Stage Capital V, L.P.
    4.04+     Form of Warrant Agreement dated as of June 11, 1997 between
              Silknet and certain investors.
    5.01*     Legal Opinion of Testa, Hurwitz & Thibeault, LLP.
   10.01**+   Employee Stock Option Plan.
   10.02**+   1999 Stock Option and Incentive Plan.
   10.03**+   1999 Non-Employee Director Stock Option Plan.
   10.04**+   1999 Employee Stock Purchase Plan.
   10.05+     Registration Rights Provisions contained in the Series C
              Preferred Stock Purchase Agreement dated as of May 12, 1998 between Silknet and the purchasers named therein.
   10.06+     Registration Rights Provisions contained in the Series D
              Preferred Stock Purchase Agreement dated as of February 26,
              1999 between Silknet and the purchasers named therein.
   10.07      Lease Agreement between Silknet and 1848 Associates dated
              December 30, 1996, as amended December 15, 1997, November 1,
              1998 and January 1, 1999.
   10.08+     Loan and Modification Agreement dated March 2, 1999 by and between Silknet and Silicon Valley Bank.
   10.09+     Loan and Security Agreement dated March 5, 1997 by and
              between Silknet and Silicon Valley Bank, as amended pursuant to a Loan Modification Agreement dated December 1, 1997.
   16.01      Letter from KPMG Peat Marwick dated March 3, 1999.
   21.01+     Subsidiaries.
   23.01*     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
              Exhibit 5.01).
   23.02+     Consent of PricewaterhouseCoopers LLP.
   24.01+     Power of Attorney (contained on page II-5).
   27.01+     Financial Data Schedule.

---------------

 * To be filed by amendment.

** Indicates a management contract or any compensatory plan, contract or arrangement.

 + Previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES.

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to the Registration Statement (File No. 333-73295) to be signed on its behalf by the undersigned, thereunto duly authorized, in Manchester, New Hampshire on March 4, 1999.

                                          SILKNET SOFTWARE, INC.

                                          By:       /s/ JAMES C. WOOD
                                            ------------------------------------
                                              James C. Wood
                                              President, Chief Executive Officer
                                              and
                                              Chairman of the Board

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                  TITLE(S)                      DATE
                ---------                                  --------                      ----

*                                           President, Chief Executive Officer and  March 4, 1999
------------------------------------------  Chairman of the Board (Principal
James C. Wood                               Executive Officer)

*                                           Vice President, Chief Financial         March 4, 1999
------------------------------------------  Officer, Treasurer and Secretary
Patrick J. Scannell, Jr.                    (Principal Financial and Accounting
                                            Officer)

*                                           Director                                March 4, 1999
------------------------------------------
Stanley Fung

*                                           Director                                March 4, 1999
------------------------------------------
Guy Bradley

*                                           Director                                March 4, 1999
------------------------------------------
John Doggett

*                                           Director                                March 4, 1999
------------------------------------------
Joo Hock Chua

*                                           Director                                March 4, 1999
------------------------------------------
Andrew Goldfarb

          *By: /s/ JAMES C. WOOD
   ------------------------------------
              James C. Wood
           as Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    1.01*     Form of Underwriting Agreement.
    3.01+     Certificate of Incorporation of Silknet.
    3.02+     By-laws of Silknet.
    4.01*     Specimen Certificate for shares of Silknet's Common Stock.
    4.02+     Description of Capital Stock (contained in the Certificate of Incorporation filed as Exhibit 3.01).
    4.03+     Form of Warrant Agreement dated as of May 17, 1996 between
              Silknet and Zero Stage Capital V, L.P.
    4.04+     Form of Warrant Agreement dated as of June 11, 1997 between
              Silknet and certain investors.
    5.01*     Legal Opinion of Testa, Hurwitz & Thibeault, LLP.
   10.01**+   Employee Stock Option Plan.
   10.02**+   1999 Stock Option and Incentive Plan.
   10.03**+   1999 Non-Employee Director Stock Option Plan.
   10.04**+   1999 Employee Stock Purchase Plan.
   10.05+     Registration Rights Provisions contained in the Series C
              Preferred Stock Purchase Agreement dated as of May 12, 1998 between the Company and the purchasers named therein.
   10.06+     Registration Rights Provisions contained in the Series D
              Preferred Stock Purchase Agreement dated as of February 26,
              1999 between Silknet and the purchasers named therein.
   10.07      Lease Agreement between Silknet and 1848 Associates dated
              December 30, 1996, as amended December 15, 1997, November 1,
              1998 and January 1, 1999.
   10.08+     Loan and Modification Agreement dated March 2, 1999 by and between Silknet and Silicon Valley Bank.
   10.09+     Loan and Security Agreement dated March 5, 1997 by and
              between Silknet and Silicon Valley Bank, as amended pursuant to a Loan Modification Agreement dated December 1, 1997.
   16.01      Letter from KPMG Peat Marwick dated March 3, 1999.
   21.01+     Subsidiaries
   23.01*     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
              Exhibit 5.01).
   23.02+     Consent of PricewaterhouseCoopers LLP.
   24.01+     Power of Attorney (contained on page II-5).
   27.01+     Financial Data Schedule.

---------------

 * To be filed by amendment.

** Indicates a management contract or any compensatory plan, contract or arrangement.

 + Previously filed.